Exhibit 99.1
eHealth, Inc. Announces First Quarter 2018 Results

First Quarter 2018 Overview

•	Revenue for the first quarter of 2018 was $43.1 million, a 4% increase compared to $41.6 million for the first quarter of 2017.

•	GAAP net loss for the first quarter of 2018 was $4.8 million compared to net income of $1.1 million for the first quarter of 2017.

•	Adjusted EBITDA was $(1.2) million for the first quarter of 2018 compared to $(1.0) million for the first quarter of 2017.

•	Net cash provided by operations for the first quarter of 2018 was $10.7 million compared to $8.4 million for the first quarter of 2017.

Effective January 1, 2018, eHealth adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (ASC 606), using the full retrospective method. Prior period information presented has been adjusted to reflect the adoption of this new revenue recognition standard.

MOUNTAIN VIEW, Calif. — April 26, 2018 — eHealth, Inc. (NASDAQ: EHTH), a leading private online health insurance exchange, announced today its financial results for the first quarter ended March 31, 2018.

Scott Flanders, chief executive officer of eHealth stated, We had a great start to the year at eHealth with double-digit enrollment growth and 21% revenue growth in the Medicare segment. This growth generated significant Medicare segment profit as we meaningfully reduced variable marketing costs per approved member compared to a year ago and continued to improve customer conversion rates throughout the quarter.  We expanded and strengthened our approach to the Medicare Supplement market with the acquisition of GoMedigap whose early performance and integration are on target. Our small group business also performed well with the number of approved members increasing by more than 50% year-over-year. Only the individual and family plan business remained challenged for us, although we expect that recent changes in leadership and our go to market approach will allow us to gain better traction in the Individual market later in the year. The company is singularly focused on executing against the growth targets we established on our year-end earnings call, and I view our first quarter performance as a strong start toward achieving those objectives.”

GAAP — First Quarter of 2018 Results

Revenue — Revenue for the first quarter of 2018 totaled $43.1 million, a 4% increase compared to $41.6 million for the first quarter of 2017. Commission revenue for the first quarter of 2018 totaled $40.7 million, a 5% increase compared to $38.8 million for the first quarter of 2017. Other revenue for the first quarter of 2018 was $2.4 million, a 13% decrease compared to $2.7 million for the first quarter of 2017.

Revenue from our Medicare segment was $30.8 million for the first quarter of 2018, a 21% increase compared to $25.4 million for the first quarter of 2017. Revenue from our Individual, Family and Small Business segment was $12.3 million for the first quarter of 2018, a 24% decrease compared to $16.1 million for the first quarter of 2017.

Loss from Operations — Loss from operations for the first quarter of 2018 was $6.7 million compared to loss from operations of $4.1 million for the first quarter of 2017. Operating margin was (16)% for the first quarter of 2018 compared to (10)% for the first quarter of 2017.

Pre-tax Loss — Pre-tax loss for the first quarter of 2018 was $6.5 million compared to pre-tax loss of $3.8 million for the first quarter of 2017.

Benefit from Income Taxes — Benefit from income taxes for the first quarter of 2018 was $1.7 million compared to benefit from income taxes of $4.9 million for the first quarter of 2017.

Net Income (Loss) — Net loss for the first quarter of 2018 was $4.8 million, or $0.26 net loss per diluted share, compared to net income of $1.1 million, or $0.06 net income per diluted share, for the first quarter of 2017.

Segment Profit (Loss) — Profit from our Medicare segment was $3.2 million for the first quarter of 2018 compared to loss of $0.9 million for the first quarter of 2017. Profit from our Individual, Family and Small Business segment was $3.5 million for the first quarter of 2018, a 48% decrease compared to profit of $6.8 million for the first quarter of 2017.

Non-GAAP — First Quarter of 2018 Results

Non-GAAP Operating Loss & Non-GAAP Net Income — Non-GAAP operating loss for the first quarter of 2018 was $1.8 million compared to non-GAAP operating loss of $1.7 million for the first quarter of 2017. Non-GAAP operating margin was (4)% for each of the first quarter of 2018 and 2017. Non-GAAP net loss for the first quarter of 2018 was $1.3 million, or $0.07 net loss per diluted share, compared to non-GAAP net income of $2.5 million, or $0.13 net income per diluted share, for the first quarter of 2017.

Non-GAAP operating loss and operating margin for the first quarter of 2018 exclude $2.6 million of stock-based compensation expense, $1.9 million of restructuring costs, $0.1 million of acquisition costs related to our recently completed acquisition of GoMedigap, $0.5 million of amortization of intangible assets. Non-GAAP net loss and non-GAAP net loss per diluted share for the first quarter of 2018 exclude $2.6 million of stock-based compensation expense, $1.9 million of restructuring costs, $0.1 million of acquisition costs related to our recently completed acquisition of GoMedigap, $0.5 million of amortization of intangible assets and $1.4 million of benefit for income tax effect of these adjustments. Non-GAAP operating income for the first quarter of 2017 excludes $2.1 million of stock-based compensation expense and $0.3 million of amortization of intangible assets. Non-GAAP net income and non-GAAP net income per diluted share for the first quarter of 2017 exclude $2.1 million of stock-based compensation expense, $0.3 million of amortization of intangible assets and $1.0 million of benefit for income tax effect of these adjustments.

Adjusted EBITDA — Adjusted EBITDA was $(1.2) million for the first quarter of 2018 compared to $(1.0) million for the first quarter of 2017. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, acquisition costs related to our recently completed acquisition of GoMedigap, restructuring costs, amortization of intangible assets, other income (expense), net and provision (benefit) for income taxes to GAAP net income (loss).

Membership & Submitted Applications

Submitted Applications —Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 35,029 applications in the first quarter of 2018, a 12% increase compared to 31,277 applications in the first quarter of 2017. Submitted applications for individual and family plan products decreased 70% in the first quarter of 2018 to 6,570 applications compared to 22,011 applications in the first quarter of 2017.

Approved Members —Approved members for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 34,338 in the first quarter of 2018, a 12% increase compared to 30,796 applications in the first quarter of 2017. Approved members for individual and family plan products decreased in the first quarter of 2018 to 23,899 members compared to 41,403 member in the first quarter of 2017.

Membership — Total estimated membership as of March 31, 2018 was 893,319 members, which is flat compared to 892,707 estimated members we reported as of March 31, 2017. Estimated Medicare membership as of March 31, 2018 was 381,787, a 34% increase compared to 284,865 estimated members we reported as of March 31, 2017. Estimated individual and family plan membership as of March 31, 2018 was 182,655 members, a 31% decrease compared to 265,201 estimated members we reported as of March 31, 2017.

Cash — First Quarter of 2018

Cash Flows — Net cash provided by operating activities was $10.7 million for the first quarter of 2018 compared to net cash provided by operating activities of $8.4 million for the first quarter of 2017.

2018 Guidance

eHealth's guidance for the full year ending December 31, 2018 is based on information available as of April 26, 2018. These expectations are forward-looking statements, and eHealth assumes no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

Dave Francis, chief financial and operating officer of eHealth said, “Our operational outlook for the year remains unchanged and we are reaffirming the revenue, GAAP net income, adjusted EBITDA, and segment revenue and profitability guidance for the full year 2018 that we initially provided on our fourth quarter 2017 earnings call. At the same time, our reporting of tax obligations as a result of adopting ASC 606 for GAAP purposes changed recently. While this change does not affect our cash tax expectations for this year, the accounting for our tax obligations has been adjusted, with the net effect being that we expect to report an effective full tax rate of approximately 27.5% for 2018 as opposed to tax expense of minimum cash taxes. As a result, we are adjusting our financial guidance as it relates to non-GAAP net income.”

eHealth is revising its non-GAAP net income guidance for the full year ending December 31, 2018 as follows:

•	Non-GAAP net income per diluted share is expected to be in the range of $0.69 to $0.95 per share. This compares to our prior expectations of $0.92 to $1.18 per share.

eHealth is reaffirming its remaining guidance for the full year ending December 31, 2018 as follows:

•
Total revenue is expected to be in the range of $217.5 million to $227.5 million. Revenue from the Medicare segment is expected to be in the range of $178.5 million to $183.5 million. Revenue from the Individual, Family and Small Business segment is expected to be in the range of $39.0 million to $44.0 million.

•	GAAP net income is expected to be in the range of $1.6 million to $6.6 million.

•	Adjusted EBITDA(a) is expected to be in the range of $21.9 million to $26.9 million.

•
Medicare segment profit(b) for the year ending December 31, 2018 is expected to be in the range of $45.5 million to $49.5 million. Individual, Family and Small Business segment profit(b) for the year ending December 31, 2018 is expected to be in the range of $6.0 million to $7.0 million. Corporate(c) shared service expenses, excluding stock-based compensation and depreciation and amortization expense, is expected to be approximately $29.5 million.

•	Adjusted EBITDA per diluted share(e) is expected to be in the range of $1.13 to $1.39 per share.

(a) Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, restructuring charges, acquisition costs, amortization of intangible assets, other income (expense) and provision for income taxes to GAAP net income.
(b) Segment profit is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.
(c) Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation and depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.
(d) Non-GAAP net income per diluted share is calculated by adding stock-based compensation expense, restructuring charges, acquisition costs, intangible asset amortization expense and the income tax effect of these adjustments to GAAP net income.
(e) Adjusted EBITDA per diluted share is calculated by adding stock-based compensation, depreciation and amortization expense, restructuring charges, acquisition costs, amortization of intangible assets, other income (expense) and provision for income taxes to GAAP net income per share.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, April 26, 2018 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing (877) 930-8066 for domestic callers and (253) 336-8042 for international callers. The participant passcode is 2090739. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 1988118. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, a leading private online health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com) and GoMedigap.com (www.GoMedigap.com).

For more health insurance news and information, visit the eHealth consumer blog: Get Smart - Get Covered or visit eHealth's Consumer Resource Center.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our focus on executing against our growth targets, growth of our Medicare business and improvement in conversion rates, our approach to the Medicare supplement market, integration efforts with respect to GoMedigap, expectations regarding the individual and family business estimates regarding constrained lifetime values of commissions per member and constraints on lifetime value by product category, total memberships, Medicare memberships, Individual and Family plan memberships, ancillaries and small business memberships, our expected tax rate in 2018 and our guidance for the full year ending December 31, 2018, including our guidance for total revenue, revenue from the Medicare segment, revenue from the Individual, Family and Small Business segment, GAAP net income, Adjusted EBITDA, profit from the Medicare segment, profit from the Individual, Family and Small Business segment, Corporate shared service expense, GAAP net income per share, Non-GAAP net income per share and Adjusted EBITDA per share.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the new revenue recognition standard to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this section carefully as well as the disclosures about our implementation of the new revenue recognition standard in our Form 10-Q for the fiscal quarter ended March 31, 2018.

Our forward-looking statements are inherently subject to other risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges without users leaving our website for the upcoming open enrollment period; changes in laws and regulations, including in connection with healthcare reform; our ability to successfully make and integrate acquisitions; our health insurance benefit packages' ability to meet individual customer's specific health insurance and price needs; our ability to comply with CMS guidance and impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our digital marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information
This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income (loss); non-GAAP operating margins; adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA); non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA per share.

•	Non-GAAP operating income (loss) consists of GAAP operating income (loss) excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units,

•	acquisition costs,

•	restructuring charges, and

•	amortization of intangible assets.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income (loss) by GAAP total revenue.

•	Non-GAAP net income (loss) consists of GAAP net income (loss) excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units,

•	acquisition costs,

•	restructuring charges,

•	amortization of intangible assets, and

•	the income tax impact of excluded items.

•
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, other income (expense) and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating income (loss), non-GAAP operating margins, Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA per share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating income (loss), GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:
Kate Sidorovich, CFA
Vice President Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2017		March 31, 2018
Assets
Current assets:
Cash and cash equivalents	$40,293		$34,742
Accounts receivable	1,475		668
Commissions receivable - current	109,666	98,322,000	98,768
Prepaid expenses and other current assets	4,305		6,008
Total current assets	155,739		140,186
Commissions receivable - non-current	169,751		173,714
Property and equipment, net	4,705		4,616
Other assets	7,287		7,900
Intangible assets, net	7,540		13,889
Goodwill	14,096		40,233
Total assets	$359,118		$380,538
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,246		$2,789
Accrued compensation and benefits	15,498		8,718
Accrued marketing expenses	4,693		2,802
Accrued restructuring charges	—		1,053
Earnout liability- current	—		14,580
Other current liabilities	2,008		1,785
Total current liabilities	25,445		31,727
Earnout liability - non-current	—		13,120
Deferred income taxes - non-current	45,089		43,353
Other non-current liabilities	1,920		2,235
Stockholders’ equity:
Common stock	30		30
Additional paid-in capital	281,706		289,925
Treasury stock, at cost	(199,998)		(199,998)
Retained earnings	204,725		199,880
Accumulated other comprehensive income	201		266
Total stockholders’ equity	286,664		290,103
Total liabilities and stockholders’ equity	$359,118		$380,538

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2017	2018
Revenue
Commission	$38,837	$40,707
Other	2,719	2,363
Total revenue	41,556	43,070
Operating costs and expenses:
Cost of revenue	181	152
Marketing and advertising	15,055	15,002
Customer care and enrollment	12,109	13,239
Technology and content	8,072	8,341
General and administrative	9,992	10,691
Restructuring charges	—	1,856
Acquisition costs	—	58
Amortization of intangible assets	260	451
Total operating costs and expenses	45,669	49,790
Loss from operations	(4,113)	(6,720)
Other income (expense), net	277	184
Loss before benefit for income taxes	(3,836)	(6,536)
Benefit for income taxes	(4,916)	(1,691)
Net income (loss)	$1,080	$(4,845)

Net income (loss) per share:
Basic	$0.06	$(0.26)
Diluted	$0.06	$(0.26)

Weighted-average number of shares used in per share amounts:
Basic	18,370	18,873
Diluted	18,561	18,873

(1) Includes stock-based compensation as follows:
Marketing and advertising	$215	$370
Customer care and enrollment	12	165
Technology and content	394	343
General and administrative	1,512	1,672
Restructuring	—	251
Total stock-based compensation expense	$2,133	$2,801

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2017	2018
Operating activities
Net income (loss)	$1,080	$(4,845)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	(3,343)	(1,736)
Depreciation and amortization	762	619
Amortization of internally developed software	291	477
Amortization of intangible assets	260	451
Stock-based compensation expense	2,133	2,801
Other non-cash items	(59)	389
Changes in operating assets and liabilities:
Accounts receivable	787	807
Commissions receivable	18,960	22,409
Prepaid expenses and other assets	107	(1,793)
Accounts payable	(3,417)	(567)
Accrued compensation and benefits	(3,023)	(6,912)
Accrued marketing expenses	(4,082)	(1,891)
Deferred revenue	(190)	(289)
Accrued restructuring charges	—	1,053
Accrued expense and other liabilities	(1,838)	(236)
Net cash provided by operating activities	8,428	10,737
Investing activities
Capitalized internal-use software and website development costs	(802)	(989)
Purchases of property and equipment and other assets	(862)	(217)
Acquisition of business, net of cash acquired	—	(14,929)
Net cash used in investing activities	(1,664)	(16,135)
Financing activities
Proceeds from exercise of common stock options	—	109
Cash used to net-share settle equity awards	(300)	(286)
Principal payments in connection with capital leases	(32)	(26)
Net cash used in financing activities	(332)	(203)
Effect of exchange rate changes on cash and cash equivalents	15	50
Net increase (decrease) in cash and cash equivalents	6,447	(5,551)
Cash and cash equivalents at beginning of period	61,781	40,293
Cash and cash equivalents at end of period	$68,228	$34,742

EHEALTH, INC.
SEGMENT INFORMATION
(In thousands, unaudited)

	Three Months Ended March 31
	2017	2018
Revenue
Medicare (1)	$25,410	$30,763
Individual, Family and Small Business (2)	16,146	12,307
Total revenue	$41,556	$43,070

Segment profit (loss)
Medicare segment profit (loss) (3)	$(929)	$3,180
Individual, Family and Small Business segment profit (3)	6,770	3,488
Total segment profit	5,841	6,668
Corporate (4)	(6,799)	(7,854)
Stock-based compensation expense	(2,133)	(2,550)
Depreciation and amortization	(762)	(619)
Restructuring charges	—	(1,856)
Acquisition costs	—	(58)
Amortization of intangible assets	(260)	(451)
Other income (expense), net	277	184
Loss before benefit from income taxes	$(3,836)	$(6,536)

Segment Information

We evaluate our business performance and manage our operations as two distinct reporting segments:

•	Medicare and

•	Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible customers, including but not limited to, dental, vision, life, short term disability and long term disability insurance, our advertising program that allows Medicare-related carriers to purchase advertising on a separate website developed, hosted and maintained by us and our delivery and sale to third parties of Medicare-related health insurance leads generated by our ecommerce platforms and our marketing activities.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual and family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, life, short term disability and long term disability insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology and our delivery and sale to third parties of individual and family health insurance leads generated by our ecommerce platforms and our marketing activities.

(3)
Segment profit (loss) is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, restructuring benefit and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.

(4)
Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, which are managed in a corporate shared services environment and, because they are not the responsibility of segment operating management, are not allocated to the reportable segments.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE BY PRODUCT
(In thousands, unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2018	Percent Change
Medicare
Medicare Advantage	$19,205	$21,935	14%
Medicare Supplement	3,914	5,592	43%
Medicare Part D	1,378	1,159	(16)%
Total Medicare	24,497	28,686	17%

Individual and Family (1)
Non-Qualified Health Plans	3,773	1,441	(62)%
Qualified Health Plans	3,132	2,162	(31)%
Total Individual and Family	6,905	3,603	(48)%

Ancillaries
Short-term	1,846	1,250	(32)%
Dental	1,847	1,599	(13)%
Vision	570	340	(40)%
Other	765	2,391	213%
Total Ancillaries	5,028	5,580	11%

Small Business	1,924	2,359	23%

Commission Bonus	483	479	(1)%

Total Commission Revenue	$38,837	$40,707	5%

(1)
We define our Individual and Family Plan offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans. Individual and family health insurance plans include both Qualified and Non-Qualified plans. Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are offered through the government-run health insurance exchange in the relevant jurisdiction. Non-Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are not offered through the exchange in the relevant jurisdiction. Individuals that purchase Non-Qualified health plans cannot receive a subsidy in connection with the purchase of those plans.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
SUBMITTED APPLICATIONS
(Unaudited)

	Three Months Ended March 31,
	2017	2018	Percent Change
Medicare (1)
Medicare Advantage	21,799	24,796	14%
Medicare Supplement	4,540	6,388	41%
Medicare Part D	4,938	3,845	(22)%
Total Medicare	31,277	35,029	12%

Individual and Family (2)
Non-Qualified Health Plans	14,264	3,886	(73)%
Qualified Health Plans	7,747	2,684	(65)%
Total Individual and Family	22,011	6,570	(70)%

Ancillaries (3)
Short-term	24,285	19,495	(20)%
Dental	23,378	12,993	(44)%
Vision	9,857	5,584	(43)%
Other	4,699	13,341	184%
Total Ancillaries	62,219	51,413	(17)%

Small Business (4)	1,162	1,720	48%

Total Submitted Applications	116,669	94,732	(19)%

Submitted Applications

Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(1)
Medicare-related health insurance applications submitted on our website or through our customer care center during the period, including Medicare Advantage, Medicare Part D prescription drug and Medicare Supplement plans.

(2)
Major medical Individual and Family plan ("IFP") health insurance applications submitted on our website during the period. An applicant may submit more than one application. We define our IFP offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans.

(3)	Ancillary Plans consists primarily of short-term, dental and vision insurance plans submitted on our website during the period.
(4)
Applications for small business health insurance applications are counted as submitted when the applicant completes the application, the employees complete their applications, the applicant submits the application to us and we submit the application to the carrier.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
APPROVED MEMBERS
(Unaudited)

	Three Months Ended March 31,
	2017	2018	Percent Change
Medicare
Medicare Advantage	21,465	24,620	15%
Medicare Supplement	4,199	5,416	29%
Medicare Part D	5,132	4,302	(16)%
Total Medicare	30,796	34,338	12%

Individual and Family
Non-Qualified Health Plans	24,799	9,213	(63)%
Qualified Health Plans	16,604	14,686	(12)%
Total Individual and Family	41,403	23,899	(42)%

Ancillaries
Short-term	21,251	20,996	(1)%
Dental	24,734	19,524	(21)%
Vision	10,753	6,595	(39)%
Other	5,028	9,026	80%
Total Ancillaries	61,766	56,141	(9)%

Small Business	3,484	5,294	52%

Total Approved Members	137,449	119,672	(13)%

Approved Members
Approved Members represents the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the relevant period. Approved members may not pay for their plan and become paying members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP
(Unaudited)

	Three Months Ended March 31,
	2017	2018	Percent Change
Medicare (1)
Medicare Advantage	174,561	218,685	25%
Medicare Supplement	24,654	58,507	137%
Medicare Part D	85,650	104,595	22%
Total Medicare	284,865	381,787	34%

Individual and Family (2)	265,201	182,655	(31)%

Ancillaries (3)
Short-term	20,821	15,467	(26)%
Dental	181,422	162,570	(10)%
Vision	86,294	79,872	(7)%
Other	23,361	35,423	52%
Total Ancillaries	311,898	293,332	(6)%

Small Business (4)	30,743	35,545	16%

Total Estimated Membership	892,707	893,319	—%

Estimated Membership
Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.

(1)
For Medicare-related health insurance plans, we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to two months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from the same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. Estimated number of members active on Medicare-related health insurance as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.

(2)
To estimate the number of members on Individual and Family health insurance plans, we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for a month that is up to six months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the period being estimated; and (ii) the number of approved members over that period (after reducing that number by the percentage of members who do not accept their approved policy from the same month of the previous year for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For IFP health insurance plans, a member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once. For example, a member who is active on both an individual and family health insurance plan and a standalone dental plan will be counted as two continuing members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP (Continued)
(Unaudited)

(3)
For ancillary health insurance plans (such as short-term, dental and vision insurance), we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from the same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.

(4)
For small business health insurance plans, we estimate the number of members using the number of initial members at the time the group is approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier in the period it is reported. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

Health insurance carrier’s bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Health care reform and its impacts as well as other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINED LIFETIME VALUE OF
COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended March 31,
	2017	2018	Percentage Change
Medicare
Medicare Advantage (1)	$892	$880	(1)%
Medicare Supplement (1)	$932	$1,029	10%
Medicare Part D (1)	$268	$270	1%

Individual and Family
Non-Qualified Health Plans (1)	$139	$140	1%
Qualified Health Plans (1)	$134	$134	—%

Ancillaries
Short-term (1)	$87	$60	(31)%
Dental (1)	$71	$74	4%
Vision (1)	$53	$51	(4)%

Small Business (2)	$168	$178	6%

Constrained Lifetime Value of Commissions Per Approved Member

(1)
Constrained lifetime value (“LTV”) of commissions per approved member represents commissions estimated to be collected over the estimated life of an approved member’s policy after applying constraints in accordance with our revenue recognition policy. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, expected policy churn and applied constraints. These factors may result in varying values from period to period.

(2)
For Small Business the amount represents the estimated commissions we expect to collect from the plan over the following 12-months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, expected policy churn and applied constraints. These factors may result in varying values from period to period.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINTS ON LIFETIME VALUE
OF COMMISIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended March 31,
	2017	2018
Medicare
Medicare Advantage	7%	7%
Medicare Supplement	5%	5%
Medicare Part D	5%	5%

Individual and Family
Non-Qualified Health Plans	15%	15%
Qualified Health Plans	20%	20%

Ancillaries	10%	10%

Small Business	—	—

Constraints on Lifetime Value of Commissions Per Approved Member
Constraints are applied to derive the constrained lifetime value ("LTV") of commissions per approved member for revenue recognition in accordance with our revenue recognition policy. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that is it probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. We evaluate constraints on an annual basis for factors affecting our estimate of LTV of commissions per approved member and apply management judgment to determine the constraints based on current trends impacting our business.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
EXPENSE METRICS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended March 31,
	2017	2018	Percent Change
Variable marketing cost per approved member
Medicare variable marketing cost per approved Medicare Advantage ("MA")-equivalent member (1)	$408	$289	(29)%
Individual and Family Plan ("IFP") variable marketing cost per approved IFP-equivalent member (2)	$35	$41	17%

Customer care and enrollment ("CC&E") expense per approved member
Medicare CC&E expense per approved MA-equivalent member (3)	$337	$350	4%
IFP CC&E expense per approved IFP-equivalent member (4)	$42	$43	2%

Expense Metrics Per Approved Member

(1)
Variable marketing cost per approved MA-equivalent member represents direct costs incurred in member acquisition for Medicare Advantage, Medicare Supplement and Medicare Part D plans from our direct, marketing partners and online advertising channels divided by MA-equivalent approved members in a given period. MA-equivalent members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(2)
Variable marketing cost per approved IFP-equivalent member represents direct costs incurred in member acquisition for IFP plans from our direct, marketing partners and online advertising channels divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

(3)
Medicare CC&E expense per approved MA-equivalent member is equal to the CC&E expense of our Medicare business included in our operating costs and reported in our condensed consolidated statements of operations divided by MA-equivalent approved members in a given period. MA-equivalent approved members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(4)
IFP CC&E expense per approved IFP-equivalent member is equal to the CC&E expense of our IFP business included in our operating costs and reported in our condensed consolidated statement of operations divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2017		2018
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$15,055	36%	$15,002	35%
Stock-based compensation expense (1)	(215)	(1)%	(370)	(1)%
Non-GAAP marketing and advertising expense	$14,840	36%	$14,632	34%

GAAP customer care and enrollment expense	$12,109	29%	$13,239	31%
Stock-based compensation expense (1)	(12)	—%	(165)	—%
Non-GAAP customer care and enrollment expense	$12,097	29%	$13,074	30%

GAAP technology and content expense	$8,072	19%	$8,341	19%
Stock-based compensation expense (1)	(394)	(1)%	(343)	(1)%
Non-GAAP technology and content expense	$7,678	18%	$7,998	19%

GAAP general and administrative expense	$9,992	24%	$10,691	25%
Stock-based compensation expense (1)	(1,512)	(4)%	(1,672)	(4)%
Non-GAAP general and administrative expense	$8,480	20%	$9,019	21%

GAAP operating costs and expenses	$45,669	110%	$49,790	116%
Stock-based compensation expense (1)	(2,133)	(5)%	(2,550)	(6)%
Acquisition costs (2)	—	—%	(58)	—%
Restructuring charges (3)	—	—%	(1,856)	(4)%
Amortization of intangible assets (4)	(260)	(1)%	(451)	(1)%
Non-GAAP operating costs and expenses	$43,276	104%	$44,875	104%

GAAP loss from operations	$(4,113)	(10)%	$(6,720)	(16)%
Stock-based compensation expense (1)	2,133	5%	2,550	6%
Acquisition costs (2)	—	—%	58	—%
Restructuring charges (3)	—	—%	1,856	—%
Amortization of intangible assets (4)	260	1%	451	1%
Non-GAAP loss from operations	$(1,720)	(4)%	$(1,805)	(4)%

Explanation of Adjustments

(1)	Non-GAAP loss from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.
(2)	Non-GAAP loss from operations excludes costs related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP loss from operations excludes restructuring charges.
(4)	Non-GAAP loss from operations excludes amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2017	2018
GAAP net income (loss)	$1,080	$(4,845)
Stock-based compensation expense (1)	2,133	2,550
Acquisition costs (2)	—	58
Restructuring charges (3)	—	1,856
Amortization of intangible assets (4)	260	451
Benefit for income taxes (5)	(975)	(1,375)
Non-GAAP net income (loss)	$2,498	$(1,305)

GAAP net income (loss) per diluted share	$0.06	$(0.26)
Stock-based compensation expense (1)	0.11	0.14
Acquisition costs (2)	—	—
Restructuring charges(3)	—	0.10
Amortization of intangible assets (4)	0.01	0.02
Benefit for income taxes (5)	(0.05)	(0.07)
Non-GAAP net income per diluted share	$0.13	$(0.07)

GAAP net income (loss)	$1,080	$(4,845)
Stock-based compensation expense (1)	2,133	2,550
Depreciation and amortization (6)	762	619
Acquisition costs (2)	—	58
Restructuring charges (3)	—	1,856
Amortization of intangible assets (4)	260	451
Other (income) expense, net (7)	(277)	(184)
Benefit for income taxes (5)	(4,916)	(1,691)
Adjusted EBITDA	$(958)	$(1,186)

Explanation of Adjustments

(1)
Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.

(2)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude costs related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude restructuring charges.
(4)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude amortization of intangible assets.
(5)	Non-GAAP net income (loss), Non-GAAP net income (loss) per share and Adjusted EBITDA exclude provision (benefit) for income taxes.
(6)	Adjusted EBITDA excludes depreciation and amortization.
(7)	Adjusted EBITDA excludes other income (expense), net.

EHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE
(In millions, except per share amounts, unaudited)

Year Ending December 31, 2018
Adjusted EBITDA:
GAAP net income	$1.6 - $6.6
Stock-based compensation expense	11.9
Depreciation and amortization	3.2
Amortization of intangible assets	2.1
Restructuring charges	2.1
Acquisition charges	0.1
Other income (expense), net	(0.7)
Provision for income taxes	1.6
Adjusted EBITDA (1)	$21.9 - $26.9

Adjusted EBITDA Per Diluted Share:
GAAP net income per diluted share	$0.08 - $0.34
Stock-based compensation expense	0.61
Depreciation and amortization	0.17
Amortization of intangible assets	0.11
Restructuring charges	0.11
Acquisition costs	0.01
Other income (expense), net	(0.04)
Provision for income taxes	0.08
Adjusted EBITDA per diluted share (2)	$1.13 - $1.39

Non-GAAP Net Income Per Diluted Share:
GAAP net income per diluted share	$0.08 - $0.34
Stock-based compensation expense	0.61
Amortization of intangible assets	0.11
Restructuring charges	0.11
Acquisition costs	0.01
Provision for income taxes	(0.23)
Non-GAAP net income per diluted share (3)	$0.69 - $0.95

Explanation of Adjustments

(1)
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, restructuring charges, amortization of intangible assets, other income (expense) and provision for income taxes to GAAP net income.

(2)
Adjusted EBITDA per diluted share is calculated by adding stock-based compensation, depreciation and amortization expense, restructuring charges, amortization of intangible assets, other income (expense) and provision for income taxes to GAAP net income per share.

(3)	Non-GAAP net income per share is calculated by excluding stock-based compensation expense, restructuring charges and intangible asset amortization expense to GAAP net income.